Exhibit 3(i)(a)
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
of
AMERICAN INTERNATIONAL GROUP, INC.

     American International Group, Inc., a Delaware corporation, hereby certifies as follows:
     FIRST. The name of the corporation is American International Group, Inc. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was June 9, 1967 and the name under which it was originally incorporated was American International Enterprises, Inc.
     SECOND: This amended and restated certificate of incorporation amends, restates and integrates the provisions of the certificate of incorporation of said corporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the favorable vote of the holders of a majority of the outstanding stock entitled to vote thereon and, to the extent required, a majority of the outstanding stock of each class entitled to vote thereon as a class.
     THIRD. The text of the certificate of incorporation is amended and restated to read herein as set forth in full:
ARTICLE ONE.
Name.
     The name of the Company is AMERICAN INTERNATIONAL GROUP, INC.
ARTICLE TWO.
Registered Office and Registered Agent.
     The name of its resident agent is the UNITED STATES CORPORATION COMPANY, whose address is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808.
ARTICLE THREE.
Corporate Purposes and Powers.
     The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, including, but not limited to, the business of insurance agent, broker or adjuster.
ARTICLE FOUR.
Capital Stock.
     The total number of shares of all classes of stock which the Company shall have authority to issue is 5,100,000,000, of which 100,000,000 shares are to be Serial Preferred Stock, par value $5.00 per share (hereinafter called the “Serial Preferred Stock”), and 5,000,000,000 shares are to be Common Stock, par value $2.50 per share (hereinafter called the “Common Stock”).
     Effective as of 5:00 p.m., Eastern Time, on the date this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, (the “Effective Time”) each twenty shares of the Company’s Common Stock, par value $2.50 per share, issued and outstanding or held in treasury immediately prior to the Effective Time, shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock, par value $2.50 per share, of the Company. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder’s fractional share equal to the product obtained by multiplying (a) the closing price per share of the Company’s Common Stock as reported on the New York Stock Exchange, as of the date this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, as adjusted to reflect the stock split, by (b) the fraction of one share owned by the shareholder.
     The voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the Serial Preferred Stock and the Common Stock, in addition to those set forth elsewhere herein, are as follows:
     (1) The Serial Preferred Stock may be issued from time to time by the Board of Directors, as shares of one or more series of Serial Preferred Stock, and, subject to subdivisions (2) through (6) of this Article Four, the Board of Directors or a duly authorized committee thereof is expressly authorized, prior to issuance, in the resolution or resolutions providing for the issue of shares of each particular series, to fix the relative rights, preferences or limitations of the shares of the series, including but not limited to the following:
     (a) The distinctive serial designation of such series which shall distinguish it from other series;
     (b) The number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided in the resolutions creating the series;

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     (c) The dividend rate or rates (or method of determining such rate or rates) for shares of such series and the date or dates (or the method of determining such date or dates) upon which such dividends shall be payable;
     (d) Whether dividends on the shares of such series shall be cumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;
     (e) The amount or amounts which shall be paid out of the assets of the Company to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Company;
     (f) The price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed or exchanged, in whole or in part;
     (g) The obligation, if any, of the Company to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed, in whole or in part, pursuant to such obligation;
     (h) The period or periods within which and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and the terms and conditions of any adjustments thereof, upon which the shares of such series shall be convertible at the option of the holder into shares of any other class of stock or into shares of any other series of Serial Preferred Stock, except into shares of a class having rights or preferences as to dividends or distribution of assets upon liquidation which are prior or superior in rank to those of the shares being converted;
     (i) The voting rights, if any, of the shares of such series in addition to those required by law, including the number of votes per share and any requirement for the approval by the holders of up to 66 2/3% of all Serial Preferred Stock, or of the shares of one or more series, or of both, as a condition to specified corporate action or amendments to the Amended and Restated Certificate of Incorporation;
     (j) The relative preference or priority as to the right to receive dividends and the right to receive payments out of the assets of the

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Company upon voluntary or involuntary liquidation, dissolution or winding up of the Company; and
     (k) Any other relative rights, preferences or limitations of the shares of the series not inconsistent herewith or with applicable law.
     Pursuant to the foregoing authority, the Board has previously authorized the issuance of (i) Series C Perpetual, Convertible, Participating Preferred Stock by filing a Certificate of Designations with the Secretary of State of the State of Delaware on March 4, 2009, (ii) Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock by filing a Certificate of Designations with the Secretary of State of the State of Delaware on April 17, 2009 and (iii) Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock by filing a Certificate of Designations with the Secretary of State of the State of Delaware on April 17, 2009. The number of shares included in the Series C Perpetual, Convertible, Participating Preferred Stock, the powers, preferences and rights of the shares of such series, and the qualifications, limitations and restrictions thereof are set forth in Annex I hereto and are incorporated herein by reference; the number of shares included in the Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock, the powers, preferences and rights of the shares of such series, and the qualifications, limitations and restrictions thereof are set forth in Annex II hereto and are incorporated herein by reference; and the number of shares included in the Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock, the powers, preferences and rights of the shares of such series, and the qualifications, limitations and restrictions thereof are set forth in Annex III hereto and are incorporated herein by reference.
     (2) All Serial Preferred Stock shall rank senior to the Common Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the Company upon voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, that, except as permitted by the terms of the UST Preferred Stock (as defined in subdivision 7(c) of this Article 4), the UST Preferred Stock shall have priority over the Junior Preferred Stock (as defined in subdivision 7(d) of this Article 4) as to the right to receive dividends and the right to receive payments out of the assets of the Company upon voluntary or involuntary liquidation, dissolution or winding up of the Company.
     (3) Unless otherwise provided in the resolutions of the Board of Directors or a duly authorized committee thereof establishing the terms of a series of Serial Preferred Stock, no holder of any share or shares of Junior Preferred Stock shall be entitled as of right to vote on any amendment or alteration of the Amended and Restated Certificate of Incorporation to authorize or create, or increase the authorized amount of, any class or series of Serial Preferred Stock or any alteration, amendment or repeal of any provision of any other series of Junior Preferred Stock that does not adversely affect in any

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material respect the rights of the series of Junior Preferred Stock held by such holder.
     (4) Except as provided in the resolutions of the Board of Directors or a duly authorized committee thereof in establishing the terms of a series of Serial Preferred Stock, so long as any shares of UST Preferred Stock and any series of Serial Preferred Stock ranking on a parity therewith as to dividends shall be outstanding, in no event shall any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on any junior stock or Junior Preferred Stock, nor shall any shares of any junior stock or Junior Preferred Stock be purchased, redeemed or otherwise acquired for value by the Company, unless all dividends on the UST Preferred Stock and any series of Serial Preferred Stock ranking on a parity with the UST Preferred Stock as to dividends for all past dividend periods and for the then current period shall have been paid or declared and a sum sufficient for the payment thereof set apart, and unless the Company shall not be in default with respect to any of its obligations with respect to any past period with respect to any sinking fund for the UST Preferred Stock or any Serial Preferred Stock ranking on a parity therewith as to dividends. If such payment shall have been made in full to the holders of the UST Preferred Stock and any series of Serial Preferred Stock ranking on a parity therewith as to dividends, dividends may then be paid on junior stock and Junior Preferred Stock, according to their respective rights and preferences.
     (5) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any junior stock or Junior Preferred Stock, the holders of the UST Preferred Stock and any series of Serial Preferred Stock ranking on a parity therewith as to liquidation shall be entitled to be paid in full the respective amounts of the liquidation preferences thereof. If such payment shall have been made in full to the holders of the UST Preferred Stock and any series of Serial Preferred Stock ranking on a parity therewith as to liquidation, the remaining assets and funds of the Company shall be distributed among the holders of Junior Preferred Stock, according to their respective rights and preferences, to pay in full the respective amounts of the liquidation preference thereof. If such payment shall have been made in full to the holders of Junior Preferred Stock, the remaining assets and funds of the Company shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares. If, upon any liquidation, dissolution or winding up of the affairs of the Company, the amounts so payable are not paid in full to the holders of all outstanding shares of UST Preferred Stock and any series of Serial Preferred Stock ranking on a parity therewith as to liquidation, the holders of all UST Preferred Stock and any series of Serial Preferred Stock ranking on a parity therewith as to liquidation shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively

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entitled. Neither the consolidation or merger of the Company, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the Company within the meaning of the foregoing provisions of this subdivision (5).
     (6) No holder of Serial Preferred Stock shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.
     (7) As used herein with respect to the Serial Preferred Stock or in any resolution adopted by the Board of Directors or a duly authorized committee thereof providing for the issue of any particular series of the Serial Preferred Stock as authorized by subdivision (1) of this Article Four, the following terms shall have the following meanings:
     (a) The term “junior stock” shall mean the Common Stock and any other class of stock of the Company hereafter authorized over which the Serial Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.
     (b) The term “Series C Preferred Stock” shall mean the Series C Perpetual, Convertible, Participating Preferred Stock of the Company.
     (c) The term “UST Preferred Stock” shall mean the Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock of the Company, the Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock of the Company and any other series of Serial Preferred Stock hereafter authorized that is initially issued to the United States Department of the Treasury.
     (d) The term “Junior Preferred Stock” shall mean (1) the Series C Preferred Stock and (2) any other series of Serial Preferred Stock hereafter authorized that is not initially issued to the United States Department of the Treasury.
     (e) The term “sinking fund” shall mean any fund or requirement for the periodic retirement of shares.
     (f) The term “accrued dividends”, with respect to any share of any series, shall mean an amount computed at the annual dividend rate for the series of which the particular share is a part, from the date on which dividends on such share became cumulative to and including the

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date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.
     (8) No holder of any share or shares of stock of the Company shall be entitled as of right to subscribe for, purchase or receive any shares of stock of any class or any other securities which the Company may issue, whether now or hereafter authorized, and whether such stock or securities be issued for money or for a consideration other than money or by way of a dividend and all such shares of stock or other securities may be issued or disposed of by the Board of Directors to such persons, firms, corporations, and associations and on such terms as it, in its absolute discretion, may deem advisable, without offering to stockholders then of record or any class of stockholders any thereof upon the same terms or upon any terms.
     (9) The holders of the shares of Common Stock will be entitled to one vote per share of such stock on all matters except as herein or by statute otherwise provided.
ARTICLE FIVE.
Minimum Capital.
     The minimum amount of capital with which the Company will commence business is $1,000.
ARTICLE SIX.
Corporate Existence.
     The Company is to have perpetual existence.
ARTICLE SEVEN.
Liability of Holders of Capital Stock
for Corporate Debts.
     The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

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ARTICLE EIGHT.
Powers of Board of Directors; Meetings;
Corporate Books; Etc.
     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Company, and for further definition, limitation and regulation of the powers of the Company and of its directors and stockholders:
     (1) Subject to the provisions of subdivision (6) of Article Four hereof, the number of directors of the Company shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws. Election of directors need not be by ballot unless the By-Laws so provide.
     (2) The Board of Directors shall have power:
     (a) Without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the By-Laws of the Company; to fix and vary the amount to be reserved for any proper purpose and to abolish any such reserve in the manner in which it was created; to authorize and cause to be executed mortgages and liens upon any part of the property of the Company or upon all or substantially all of the property of the Company; to determine the use and disposition of any surplus or net profits and to fix the times for the declaration and payment of dividends.
     (b) To determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Company (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.
     (c) By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the Company, which, to the extent provided in the resolution or in the By-Laws of the Company, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Company or as may be determined from time to time by resolution adopted by the Board of Directors.
     (d) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called for that purpose, or

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when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Company, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Company.
     (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Company which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Company and upon all the stockholders, as though it had been approved or ratified by every stockholder of the Company, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.
     (4) The stockholders and directors shall have power to hold their meetings if the By-Laws so provide and (except as the laws of the State of Delaware shall otherwise provide) keep the books, documents and papers of the Company, outside of the State of Delaware, and to have one or more offices within or without the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.
     (5) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any By-Laws from time to time made by the stockholders; provided, however, that no By-Laws so made shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been made.
ARTICLE NINE.
Transactions with Directors.
     No contract or other transaction between the Company and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Company, and no act of the Company shall in any way be affected or invalidated by the fact that any of the directors of the Company are financially or

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otherwise interested in, or are directors or officers of, such other corporation; any director individually, or any firm of which such director may be a member, may be a party to, or may be financially or otherwise interested in, any contract or transaction of the Company, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the Company who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Company which shall authorize such contract or transaction and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.
ARTICLE TEN.
Indemnification of Directors and Officers.
     The Company shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or serves or served any other enterprise at the request of the Company.
ARTICLE ELEVEN.
Reservation of Right to Amend
Certificate of Incorporation.
     The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.
ARTICLE TWELVE.
     No director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such an exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as presently in effect or as the same may hereafter be amended. No amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.”
     IN WITNESS WHEREOF, said AMERICAN INTERNATIONAL GROUP, INC. has caused its corporate seal to be hereunto affixed and this Amended and Restated Certificate of Incorporation to be signed by Edward M. Liddy, its Chairman and Chief Executive Officer, and Kathleen E. Shannon, its Secretary, this 30th day of June, 2009.

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AMERICAN INTERNATIONAL GROUP, INC.
By	/s/ Edward M. Liddy
Chairman and Chief Executive Officer

By	/s/ Kathleen E. Shannon
Senior Vice President and Secretary

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ANNEX I
CERTIFICATE OF DESIGNATIONS
OF
SERIES C PERPETUAL, CONVERTIBLE, PARTICIPATING PREFERRED STOCK
OF
AMERICAN INTERNATIONAL GROUP, INC.
     American International Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), hereby certifies that the following resolution was adopted by the Board of Directors of the Company (the “Board of Directors”) as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly held on March 1, 2009:
     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation, as amended from time to time, the Board of Directors hereby creates a series of Serial Preferred Stock, par value $5.00 per share, of the Company, and hereby states the designation and number of shares, and fixes the voting and other powers, and the relative rights and preferences, and the qualifications, limitations and restrictions thereof, as follows:
Series C Perpetual, Convertible, Participating Preferred Stock:
     Capitalized terms used and not defined have the respective meanings set forth in Section 19.
Section 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of serial preferred stock of the Company a series of preferred stock designated as the “Series C Perpetual, Convertible, Participating Preferred Stock” (the “Series C Preferred Stock”). The authorized number of shares of the Series C Preferred Stock shall be 100,000. Such number of shares may be decreased by resolution of the Board of Directors, subject to the terms and conditions hereof; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding.
Section 2. Dividends and Distributions.
(A) Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock shall be entitled to receive per share of Series C Preferred Stock when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors out of funds legally available for the purpose, on the same date as any dividends are paid on the Common Stock (payable in cash or in kind as applicable, other than in shares of Common Stock or other securities the Company may issue) (each such date being referred to herein as a “Dividend Payment Date”), commencing on the first Dividend Payment Date on or after March 4, 2009, dividends or distributions in an amount (rounded to the nearest cent) equal to the Conversion Ratio on the record date for such dividend or distribution times the amount of the cash dividend per share of Common Stock to be paid on such Dividend Payment Date (and the Conversion Ratio on the record date for such dividend or distribution times the amount (payable in kind) of the non-cash dividend or other distribution, other than a dividend payable in shares of Common Stock or in other securities the Company may issue, to be paid per share of Common Stock on such Dividend Payment Date), whether or not shares of Series C Preferred Stock are convertible as of the applicable record date; provided however that if the aggregate amount of dividends and distributions paid on any Dividend Payment Date with respect to all shares of Series C Preferred Stock then outstanding would exceed the Threshold Percentage of the aggregate amount of dividends and distributions paid with respect to all shares of Series C Preferred Stock then outstanding together with all shares of Common Stock then outstanding, then the amount of dividends and distributions paid per share of Series C Preferred Stock shall be reduced pro rata so that the aggregate amount of dividends and distributions paid on any Dividend Payment Date with respect to all shares of Series C Preferred Stock then outstanding will not exceed the Threshold Percentage of the aggregate amount of dividends and distributions paid with respect to all shares of Series C Preferred Stock then outstanding together with all shares of Common Stock then outstanding. For the avoidance of doubt, the intent of the foregoing is that the dividends or other distributions paid to holders of shares of Series C Preferred Stock (other than a dividend payable in shares of Common Stock or other securities the Company may issue) shall equal the dividends and other distributions that would have been payable with respect to the shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock (whether or not such shares were convertible as of the applicable record date at the Conversion Ratio), subject to the foregoing proviso.
     The holders of the Series C Preferred Stock agree that, upon the effectiveness of the Ranking Amendment, the Series C Preferred Stock shall rank junior to the Series D Preferred Stock as to the payment of dividends and distributions.
(B) The Company shall not declare or pay a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock or other securities the Company may issue) unless it simultaneously declares and pays such dividend or distribution on the Series C Preferred Stock as provided in paragraph (A) of this Section.
(C) The Board of Directors or any duly authorized committee of the Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof and shall be the same as the record date for the determination of holders of shares of Common Stock entitled to receive payment of a concurrent dividend or distribution.

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(D) Notwithstanding anything else to the contrary herein, if required by law, the Company (or its agents) shall withhold and backup withhold tax on any payment or distribution on the Series C Preferred Stock, on the Conversion Securities (or in lieu thereof) and on any adjustment to the Conversion Ratio. Such withholding shall be treated for all purposes hereunder as if paid to the holder of such Series C Preferred Stock or Conversion Securities. The Company (or its agents) may (but is not required to) set-off any tax that the Company is required to withhold as a result of a change in the Conversion Ratio against payments of dividends payable on the Series C Preferred Stock and against Conversion Securities deliverable upon the conversion of the Series C Preferred Stock (valued at the Current Market Price Per Share upon conversion).
Section 3. Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:
(A) Each share of Series C Preferred Stock shall entitle the holder thereof to a number of votes equal to the Conversion Ratio as of the applicable record date on all matters submitted to a vote of the stockholders of the Company having general voting rights, whether or not shares of Series C Preferred Stock are convertible as of such record date; provided however that if the aggregate voting power of the Series C Preferred Stock on any such matter would exceed the Threshold Percentage of the aggregate voting power of the stockholders of the Company entitled to vote on such matter as of such record date, then the voting power per share of Series C Preferred Stock shall be reduced pro rata so that the aggregate voting power of the Series C Preferred Stock on such matter will not exceed the Threshold Percentage of the aggregate voting power of the stockholders of the Company entitled to vote on such matter as of such record date. For the avoidance of doubt, the intent of the foregoing is that the voting power of the holders of shares of Series C Preferred Stock on all matters submitted to a vote of the stockholders of the Company having general voting rights shall equal the voting power of the shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock (whether or not such shares were convertible as of the applicable record date at the Conversion Ratio), subject to the foregoing proviso.
(B) Except as otherwise provided herein, or in any other Certificate of Designations creating a series of Preferred Stock or as required by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.
Section 4. Certain Restrictions.
(A) No dividend shall be paid upon, or declared or set apart for, any share of Series C Preferred Stock or any other share of Preferred Stock ranking on a parity with the Series C Preferred Stock as to dividends unless at the same time a like proportionate dividend, ratably in proportion to the respective total amounts to which the holders of all such shares are then entitled, shall be paid upon, or declared and set apart for, all shares of Series C Preferred Stock and Preferred Stock of all series ranking on a parity as to

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dividends then issued and outstanding and on which dividends are accrued and payable for all dividend periods terminating on or prior to the relevant Dividend Payment Date.
(B) In no event, so long as any shares of Series C Preferred Stock shall be outstanding, shall any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on any junior stock, nor shall any shares of any junior stock be purchased, redeemed or otherwise acquired for value by the Company, unless all dividends on the Series C Preferred Stock and any series of Preferred Stock ranking on a parity with the Series C Preferred Stock as to dividends for all past dividend periods and for the then current period shall have been paid or declared and a sum sufficient for the payment thereof set apart, and unless the Company shall not be in default with respect to any of its obligations with respect to any past period with respect to any sinking fund for any series of Preferred Stock ranking on a parity with the Series C Preferred Stock as to dividends. The foregoing provisions of paragraph (B) of this Section 4 shall not, however, apply to a dividend payable on any junior stock, or to the acquisition of shares of any junior stock in exchange for, or through application of the proceeds of the sale of, shares of any other junior stock.
(C) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (B) of this Section 4 and under the applicable provisions of the Charter, purchase or otherwise acquire such shares at such time and in such manner.
Section 5. Reacquired Shares. Shares of the Series C Preferred Stock that are repurchased or otherwise acquired by the Company shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of the Series C Preferred Stock may be reissued only as shares of any series of Preferred Stock other than the Series C Preferred Stock).
Section 6. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of the Series C Preferred Stock and any shares of Preferred Stock ranking on a parity therewith as to liquidation shall be entitled to be paid in full the respective amounts of the liquidation preferences thereof, which in the case of the Series C Preferred Stock shall be $5.00 per share, plus an amount equal to all previously declared and unpaid dividends; provided that the holders of Series C Preferred Stock shall be entitled to receive per share of Series C Preferred Stock no less than an aggregate amount equal to the Conversion Ratio at such time multiplied by the amount to be distributed per share of Common Stock. For the avoidance of doubt, the intent of the foregoing proviso is to result in the distributions made to holders of shares of Series C Preferred Stock at least equaling the payments that would have been payable with respect to the shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock (whether or not such shares were then convertible at the Conversion Ratio). If such payment shall have been made in full to holders of the Series C Preferred Stock and any series of Preferred Stock ranking on a parity therewith as to liquidation, the remaining assets and funds of the Company shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares. If, upon

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any liquidation, dissolution or winding up of the affairs of the Company, the amounts so payable are not paid in full to the holders of all outstanding shares of Series C Preferred Stock and any series of Preferred Stock ranking on a parity therewith as to liquidation, the holders of Series C Preferred Stock and any series of Preferred Stock ranking on a parity therewith as to liquidation shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Company, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the Company within the meaning of the foregoing provisions of this Section 6.
     The holders of the Series C Preferred Stock agree that, upon the effectiveness of the Ranking Amendment, the Series C Preferred Stock shall rank junior to the Series D Preferred Stock as to the payment of amounts upon the liquidation, dissolution or winding up of the Company.
Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time become convertible into an amount per share (payable in cash or kind, as applicable), equal to the Conversion Ratio at the effective time multiplied by the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.
Section 8. No Redemption; Perpetual. The shares of Series C Preferred Stock shall not be redeemable, either at the option of the Company or the holders thereof, and are not subject to a sinking fund. The Series C Preferred Stock has no set redemption or repayment date and does not have a maturity.
Section 9. Rank. Subject to the second sentence of this Section 9, the Series C Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, to the extent set forth in this Certificate of Designations on a parity with all series of any other class of the Company’s Serial Preferred Stock. The holders of the Series C Preferred Stock agree that, upon the effectiveness of the Ranking Amendment, the Series C Preferred Stock shall rank junior to the Series D Preferred Stock as to the payment of dividends and the distribution of assets.
Section 10. Amendment. This Certificate of Designations shall not be amended, modified or supplemented in any manner that is adverse to the holders of Series C Preferred Stock without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series C Preferred Stock, voting together as a single class and as a separate class from all other capital stock of the Company. Neither the Charter nor the bylaws of the Company shall be amended, modified or supplemented in any manner, including through a merger, consolidation or other transaction or otherwise, that would materially alter or change the powers, preferences, privileges or rights of the Series C Preferred Stock so as to affect them adversely or in any manner that would eliminate, impair, interfere with, limit, condition or otherwise modify the right of stockholders to act by written consent in lieu of a meeting of stockholders, in each case without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series

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C Preferred Stock, voting together as a single class and as a separate class from all other capital stock of the Company. Without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series C Preferred Stock, voting together as a single class and as a separate class from all other capital stock of the Company, neither the Charter nor the bylaws of the Company shall be amended, modified or supplemented in any manner that would eliminate, impair, interfere with, limit, condition or otherwise modify the provisions, or the rights of stockholders, relating to the call (including by stockholders) of special meetings of stockholders.
Section 11. Conversion.
(A) (i) Upon the terms and in the manner set forth herein, each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time or from time to time, in whole or in part, commencing on the effective date of the Charter Amendment upon surrender to the transfer agent which may be maintained for such purpose (the “Conversion Agent”) of the certificate(s) for each share to be converted or, if the shares of Series C Preferred Stock are not in certificated form, upon delivery to the Conversion Agent of a written Notice of Conversion (the date on which the Conversion Agent shall have received a written Notice of Conversion and, if applicable, a surrendered certificate, the “Conversion Date”), into (x) a number of shares of Common Stock equal to the Conversion Ratio (it being agreed that if there is more than one class or series of Common Stock the holder shall be entitled to elect in its sole discretion which class or series, or combination thereof, shall be issued upon conversion hereof), plus (y) to the extent the Conversion Date falls on or after the close of business on a record date (or record dates) for the related payment of dividends and before the relevant payment date(s), a right to receive on the related payment date an amount in cash equal to the amount of cash that would have been paid to the holder if the shares of Common Stock received upon conversion had been outstanding on the record date (unless such dividends or distributions are payable in kind in which case they shall be so payable), it being understood and agreed that the Series C Preferred Stock so converted shall not be entitled to any dividends or distributions with respect to such related payment date. If the Company shall fail to deliver any of the amounts or property described in clause (y), such failure shall not affect the validity of the issuance of any securities pursuant to clause (x) and the Company shall continue to be required to deliver the amounts or property contemplated by clause (y). Upon conversion by the holder of Series C Preferred Stock pursuant to this Section 11 and upon receipt of such payments, such holder shall not be entitled to any future dividends, distributions or other payments otherwise payable on shares of Series C Preferred Stock pursuant to Section 2 hereof with respect to shares of Series C Preferred Stock so converted (for the avoidance of doubt, nothing herein shall affect the right of such holder to receive dividends on any shares of Common Stock or other securities deliverable upon conversion of any shares of Series C Preferred Stock, the record date for which occurs after the Conversion Date).
     (ii) In order to convert shares of Series C Preferred Stock pursuant to Section 11, the holder thereof shall deliver a properly completed and duly executed Notice of Conversion (as set forth in the form of Series C Perpetual, Convertible, Participating Preferred Stock certificate attached hereto). Each holder of Series C Preferred Stock shall (A) deliver a Notice of Conversion to the Conversion Agent specifying the name or

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names in which such holder wishes to register such shares of Common Stock issuable upon such conversion on the stock ledger of the Company, (B) if such shares of Series C Preferred Stock are evidenced by a certificate, surrender the certificate for such shares of Series C Preferred Stock to the Conversion Agent, accompanied, if so required by the Conversion Agent, by a written instrument or instruments of transfer in form reasonably satisfactory to the Conversion Agent duly executed by the holder or its attorney duly authorized in writing, or if such shares of Series C Preferred Stock are not evidenced by a certificate, deliver to the Conversion Agent a written instrument or instruments of transfer in form reasonably satisfactory to the Conversion Agent duly executed by the holder or its attorney duly authorized in writing, and (C) subject to Section 11(I) hereof, pay any transfer or similar tax required hereby; provided that such transfer or similar tax may, at the option of such holder and in lieu of any payment in cash, be paid through a reduction of the number of shares of Common Stock received upon such conversion, valued at the Current Market Price Per Share (as defined herein).
(B) Whenever a holder converts the Series C Preferred Stock in whole or in part, it may assign its right to receive the Common Stock or Conversion Securities (as defined below) issuable upon such conversion to any other Person, subject to the provisions of Section 11(I) and Section 13 hereof.
(C) The Company covenants and agrees that all shares of Common Stock or other securities that may be issued upon conversion of the Series C Preferred Stock (the “Conversion Securities”) will, upon issuance, be validly authorized, issued and outstanding, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens and charges with respect to the issuance thereof (other than liens or charges created by the holder of the Series C Preferred Stock, income and franchise taxes incurred in connection with the conversion of the Series C Preferred Stock or taxes in connection with any transfer occurring prior to or contemporaneously therewith).
(D) If the shares of Common Stock or other Conversion Securities are then listed or quoted on a national securities exchange or a regional securities exchange, all such securities issuable upon conversion shall, upon issuance, also be so listed or quoted.
(E) The Company will at all times after the effective date of the Charter Amendment while the Series C Preferred Stock is outstanding (the “Conversion Period”), have authorized and reserved solely for purposes of the conversion hereof, free from preemptive rights, a sufficient number of shares of its Common Stock or other Conversion Securities to provide for the conversion in full of the Series C Preferred Stock. If at any time during the Conversion Period the number of authorized but unissued shares of Common Stock or other Conversion Securities shall not be sufficient to permit conversion in full of the Series C Preferred Stock, the Company will as promptly as practicable take such corporate action as shall be necessary to increase its authorized but unissued shares of Common Stock or other Conversion Securities to such number of shares as shall be sufficient for such purposes.
(F) If at any time the Conversion Securities shall include any shares or other securities other than shares of Common Stock, or any other property or assets, the terms of the

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Series C Preferred Stock shall be modified or supplemented (and in the absence of express written documentation thereof, shall be deemed to be so modified or supplemented), and the Company shall take all actions as may be necessary to preserve, in a manner and on terms as nearly equivalent as practicable to the provisions of the Series C Preferred Stock as they apply to the Common Stock, the rights of the holder hereof, including any equitable replacements of the term “Common Stock” with the term “Conversion Securities ” and adjustments of any formula included herein.
(G) The Company will not, by amendment of its Charter, bylaws or other governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of the Series C Preferred Stock and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holder against impairment or dilution consistent with the intent and principles expressed herein. If any event or occurrence shall occur (including without limitation, stock dividends and stock splits) as to which the failure to make any adjustment to the Number of Outstanding Shares, the Conversion Ratio and/or the number of shares or other assets or property issuable upon conversion of the Series C Preferred Stock would adversely affect the conversion rights or value represented by the Series C Preferred Stock, including any issuance of Common Stock or Participating Securities, then, in each such case, the Board of Directors, acting in good faith, shall determine the adjustment, if any, on a basis consistent with the essential intent and principles herein, necessary to preserve, without dilution, the conversion rights and value represented by the Series C Preferred Stock. Notice of each such determination shall be given to each holder of the Series C Preferred Stock within 10 days of such determination in the manner set forth in Section 17. For so long as the Trust holds any shares of Series C Preferred Stock, the trustees of the Trust may object in writing to the Board of Directors’ determination within 10 Business Days of receipt of written notice thereof. If the Board of Directors and the trustees of the Trust are unable to agree on the adjustment during the 10-Business Day period following the delivery of the trustees’ objection, the Appraisal Procedure may be invoked by either party to determine the adjustment by delivery of a written notification thereof not later than the 30th day after delivery of the trustees’ objection. “Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Board of Directors and one by the trustees of the Trust, shall mutually agree upon the adjustment. Each party shall deliver a notice to the other appointing its appraiser within 10 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the adjustment, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount or number, as applicable, by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the holders of the

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Series C Preferred Stock; otherwise, the average of all three determinations shall be binding upon the Company and the holders of the Series C Preferred Stock. The costs of conducting any Appraisal Procedure shall be borne by the Company. Without limiting the foregoing, in the event of any dividend or distribution by the Company of assets or property (including shares of any other Person) on or with respect to the Common Stock, or any exchange of the shares of Common Stock into any other assets, property or securities, the Series C Preferred Stock will be equitably adjusted to permit the holder to receive upon conversion the assets, property or securities that would have been received if the Series C Preferred Stock had been converted immediately prior to the earlier of the record date and the effective date for such dividend, distribution or exchange.
(H) In the event (i) the Company takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, (ii) the Company authorizes the granting to the holders of Common Stock (or holders of any other class of Conversion Securities) of rights to subscribe to or purchase any shares of capital stock of any class or securities convertible into any shares of capital stock or of any other right, (iii) the Company authorizes any reclassification of, or any recapitalization involving, any class of Common Stock or any consolidation or merger to which the Company is a party and for which approval of the stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company, (iv) the Company authorizes or consents to or otherwise commences the voluntary or involuntary dissolution, liquidation or winding up of the Company or (v) the Company authorizes or takes any other action that would trigger an adjustment in the Number of Outstanding Shares, the Conversion Ratio or the number or amount of shares of Common Stock or other Conversion Securities issuable upon conversion of the Series C Preferred Stock, the Company shall mail to the holder, at least ten (10) days prior to the earlier of the record date for any such action or stockholder vote and the date of such action, a notice specifying (a) which action is to be taken and the date on which any such record is to be taken for the purpose of any such action, (b) the date that any such action is to take place and (c) the amount and character of any stock, other securities or property, or rights or options with respect thereto, proposed to be issued, granted or delivered to each holder of Common Stock (or holders of any other class of Conversion Securities).
(I) The initial issuance of Common Stock upon any conversion of the Series C Preferred Stock shall be made without charge to the exercising holder for any transfer, stamp or similar tax or for any other governmental charges that may be imposed in connection with the issuance of such stock, and such stock shall be issued in the respective names of, or in such names as may be directed by, the holder; provided, however, that the Company shall not be required to pay any tax or such other charges that may be payable in connection with any transfer involved in the issuance of any such stock, any new shares of Series C Preferred Stock or other securities in a name other than that of the holder upon conversion of the Series C Preferred Stock, and the Company shall not be required to issue or deliver such stock or other securities unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

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(J) If a share of Series C Preferred Stock in certificated form is lost, stolen, mutilated or destroyed, the Company shall, on reasonable and customary terms as to indemnity or other customary administrative matters (which shall, in the case of a mutilated share, include the surrender thereof), issue a new share of Series C Preferred Stock of like number as the share so lost, stolen, mutilated or destroyed. Any such new share shall constitute an original share, whether or not the allegedly lost, stolen, mutilated or destroyed security shall be at any time enforceable by anyone.
(K) The Company will at no time close its transfer books during normal business hours on any Business Day against the transfer of any shares of Common Stock issued or issuable upon the conversion of any Series C Preferred Stock in any manner that interferes with the timely conversion of the Series C Preferred Stock.
(L) Conversion Mechanics.
     (i) A conversion shall be deemed to have been effected at the close of business on the Conversion Date. Immediately upon conversion, the rights of the holders of Series C Preferred Stock converted on the Conversion Date shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Series C Preferred Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock.
     (ii) As promptly as practicable after the Conversion Date (and in no event more than two (2) Business Days thereafter), the Company shall deliver or cause to be delivered at the office or agency of the Conversion Agent, to, or upon the written order of, the holders of the surrendered shares of Series C Preferred Stock, a notice pursuant to direct registration that a number of fully paid and nonassessable shares of Common Stock have been registered on the books and records of the Company, with no personal liability attaching to the ownership thereof, free of all taxes with respect to the issuance thereof to the extent provided in Section 11(A) and (I), liens, charges and security interests (other than liens or charges created by the holder of the Series C Preferred Stock, income and franchise taxes incurred in connection with the conversion of the Series C Preferred Stock or taxes in connection with any transfer occurring prior to or contemporaneously therewith) and not subject to any preemptive rights, into which such shares of Series C Preferred Stock have been converted in accordance with the provisions of this Section 11 and any cash payable in respect of fractional shares as provided herein. On the relevant payment date following the Conversion Date, the Company shall deliver or cause to be delivered at the office or agency of the Conversion Agent, to, or upon the written order of, the holders of the surrendered shares of Series C Preferred Stock, the amount of cash or other property, if any, due in respect of dividends or other distributions on such surrendered shares, as provided in Section 11(A)(i)(y), payable, in the case of cash dividends or distributions (i) if the holder is the Trust, in immediately available funds, at such account designated by the holder or (ii) otherwise by check delivered to the holder at its address as set forth on the books and records of the Company.
     (iii) Upon the surrender of a certificate representing shares of Series C Preferred Stock that is converted in part, the Company shall deliver or cause to be

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delivered to the holder a notice that shares of Series C Preferred Stock equal in number to the unconverted shares of Series C Preferred Stock represented by the certificate so surrendered have been registered on the books and records of the Company.
(M) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock or other Conversion Securities shall be issued upon the conversion of any shares of Series C Preferred Stock. Instead of any fractional interest in a share of Common Stock or other Conversion Security that would otherwise be deliverable upon the conversion of a share of Series C Preferred Stock, the Company shall pay to the holder of such share of Series C Preferred Stock an amount in cash (computed to the nearest cent) equal to the product of (i) such fraction and (ii) the Current Market Price Per Share on the Trading Day (as defined below) next preceding the day of conversion. For the purposes of any computation under this Section 11, the “Current Market Price Per Share” of the Common Stock or any other security on any Trading Day shall be deemed to be the volume weighted average sales price of the Common Stock or such other security on the New York Stock Exchange on such Trading Day (or, if the Common Stock or such other security is not listed on the New York Stock Exchange, such other national or regional exchange or market in the United States on which the Common Stock or such other security is then listed or quoted) or, if the Common Stock or such other security is not listed or quoted on a national or regional exchange or market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices on such other nationally recognized quotation system then in use in the United States on such Trading Day, or, if the Common Stock or such other security is not quoted on any such quotation system, the average of the closing bid and asked prices on such Trading Day as furnished by a professional market maker selected by the Board of Directors in good faith making a market in the Common Stock or such other security. Any determination of Current Market Price Per Share shall be made without reference to extended or after hours trading.
Section 12. Form.
(A) Series C Preferred Stock shall be initially issued in the form of one or more certificates in definitive, fully registered form with, until such time as otherwise determined by the Company and the Registrar, the restricted shares legend (the “Restricted Shares Legend”), as set forth on the form of Series C Perpetual, Convertible, Participating Preferred Stock certificate attached hereto as Exhibit A (each, a “Preferred Share Certificate”), which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Preferred Share Certificate may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).
(B) (i) An Officer shall sign the Preferred Share Certificate for the Company, in accordance with the Company’s bylaws and applicable law, by manual or facsimile signature.

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     (ii) If an Officer whose signature is on a Preferred Share Certificate no longer holds that office at the time the Transfer Agent authenticates such Preferred Share Certificate, such Preferred Share Certificate shall be valid nevertheless.
     (iii) A Preferred Share Certificate shall not be valid or obligatory until an authorized signatory of the Transfer Agent manually countersigns the Preferred Share Certificate. The signature shall be conclusive evidence that such Preferred Share Certificate has been authenticated under this Certificate of Designations. Each Preferred Share Certificate shall be dated the date of its authentication.
(C) Other than upon original issuance, all transfers, conversions and exchanges of the Series C Preferred Stock shall be made by direct registration on the books and records of the Company.
Section 13. Registration; Transfer.
(A) The Series C Preferred Stock and the Common Stock issuable upon conversion of the shares of Series C Preferred Stock have not been registered under the Securities Act and may not be resold, pledged or otherwise transferred other than (i) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 thereunder, (ii) in accordance with another exemption from the registration requirements of the Securities Act, (iii) to the Company or a subsidiary thereof, or (iv) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States.
(B) Except in connection with a transfer pursuant to an effective registration statement relating to the Series C Preferred Stock and shares of Common Stock issuable on conversion of the Series C Preferred Stock, if shares of Series C Preferred Stock are issued upon the transfer, exchange or replacement of Series C Preferred Stock bearing the Restricted Shares Legend, or if a request is made to remove such Restricted Shares Legend on shares of Series C Preferred Stock, the Series C Preferred Stock so issued shall be subject to the transfer restrictions set forth in the Restricted Shares Legend and such restrictions shall continue to apply unless there is delivered to the Company and the Registrar such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Company or the Registrar, that such restrictions on transfer are not required to ensure that transfers thereof comply with the provisions of Rule 144 under the Securities Act or that such shares of Series C Preferred Stock are not “restricted securities” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Registrar, at the direction of the Company, shall notify the holder that such shares of Series C Preferred Stock are no longer subject to the transfer restrictions set forth in the Restricted Shares Legend.
(C) The Company will refuse to register any transfer of Series C Preferred Stock or any Common Stock issuable upon conversion of the shares of Series C Preferred Stock that is not made in accordance with the provisions of the Restricted Shares Legend and pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or

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another available exemption from the registration requirements of the Securities Act; provided that the provisions of this paragraph (C) shall not be applicable to any Series C Preferred Stock that is not subject to the restrictions set forth in the Restricted Shares Legend or to any Common Stock that is not subject to the Common Stock Legend. In order to transfer shares of Series C Preferred Stock subject to the Restricted Shares Legend, the holder of such shares must deliver to the Registrar a certificate in substantially the form of Exhibit B as to compliance with the restrictions on transfer applicable to such Series C Preferred Stock and the Registrar shall not be required to register any transfer of such Series C Preferred Stock not so accompanied by a properly completed certificate.
(D) Each notice of issuance of Common Stock issued upon a conversion of the Series C Preferred Stock prior to the transfer of such Series C Preferred Stock pursuant to Rule 144 or an effective registration statement relating to such Series C Preferred Stock shall be subject to the common stock legend (the “Common Stock Legend”) set forth in Exhibit C hereto and be transferable only in accordance with the Form of Certificate of Transfer for Common Stock set out in Exhibit D. If shares of Common Stock subject to the Common Stock Legend are transferred by such holder, then the holder must deliver to the Registrar a certificate in substantially the form of Exhibit D as to compliance with the restrictions on transfer applicable to such Common Stock and the Registrar shall not be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate. Upon the presentation of satisfactory evidence that the transfer restrictions set forth in Common Stock Legend are no longer required as described above in paragraph (B) of this Section with respect to the Series C Preferred Stock, the Registrar, at the direction of the Company, shall notify the holder that such shares of Common Stock are no longer subject to the transfer restrictions set forth in the Common Stock Legend.
(E) The Company will refuse to register any transfer of the Series C Preferred Stock or the Conversion Securities unless the transferor first pays all transfer taxes or similar taxes required to be paid on such transfer.
Section 14. Transfer Agent, Conversion Agent and Registrar. The duly appointed Transfer Agent, Conversion Agent and Registrar for the Series C Preferred Stock shall be Wells Fargo Bank, N.A. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.
Section 15. Other Rights. The shares of the Series C Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter, the bylaws of the Company or as provided by applicable law.
Section 16. Record Holders. To the fullest extent permitted by applicable law, the Company and the Transfer Agent for Series C Preferred Stock may deem and treat the record holder of any

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share of the Series C Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor such Transfer Agent shall be affected by any notice to the contrary.
Section 17. Notices. All notices or communications in respect of the Series C Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or given in such other manner as may be permitted in this Certificate of Designations, in the Charter, the bylaws of the Company or by applicable law. Notwithstanding the foregoing, if shares of the Series C Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of the Series C Preferred Stock in any manner permitted by such facility.
Section 18. No Preemptive Rights. No holder of any share of Series C Preferred Stock shall be entitled as of right to subscribe for, purchase or receive any shares of stock of any class or any other securities which the Company may issue, whether now or hereafter authorized, and whether such stock or securities be issued for money or for a consideration other than money or by way of a dividend and all such shares of stock or other securities may be issued or disposed of by the Board of Directors to such persons, firms, corporations and associates and on such terms as it, in its absolute discretion, may deem advisable, without offering to stockholders then of record of any share of Series C Preferred Stock upon the same terms or upon any terms.
Section 19. Definitions. (A) The following terms shall have the respective meanings set forth below:
          “2008 Warrants” shall mean the warrant issued by the Company to the United States Department of the Treasury concurrently with the issuance of the Series D Preferred Stock.
          “Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close.
          “Charter” means the Company’s Restated Certificate of Incorporation, as amended from time to time.
          “Charter Amendment” shall mean an amendment to the Charter to reduce the par value of the Common Stock to $0.000001 per share and increase the number of authorized shares of Common Stock to 19 billion.
          “Common Stock” shall mean the common stock, $2.50 par value, of the Company, the common stock of the Company with any other par value or no par value, and all other stock of any class or classes (however designated) of the Company from time to time outstanding, the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends or liquidating distributions after the payment of dividends and distributions on any shares entitled to preference. For purposes of clarification, the Common Stock shall not include the Series C Preferred Stock.
          “Conversion Ratio” as of any date shall mean the quotient obtained by dividing (x) the Number of Underlying Shares as of such date by (y) 100,000.

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          “Credit Agreement” means the Credit Agreement, dated as of September 22, 2008, between the Company and Federal Reserve Bank of New York, as amended from time to time.
          “Equity Units” means the Equity Units issued by the Company pursuant to a Purchase Contract Agreement dated May 16, 2008 between the Company and The Bank of New York.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
          “Number of Outstanding Shares” means, as of any date, the number of shares of Common Stock outstanding as of the date hereof plus the number of shares of Common Stock issued on or prior to such date in settlement of the Equity Units.
          “Number of Underlying Shares” means, as of any date, a number of shares of Common Stock equal to the excess of (a) the product of 3.9751244 times the Number of Outstanding Shares as of such date over (b) the sum of (i) 53,798,766 (the number of shares of Common Stock underlying the 2008 Warrants as of the date hereof), (ii) the initial number of shares of Common Stock underlying any warrants or other securities convertible into, exchangeable for or representing the right to receive shares of Common Stock (other than the Series C Preferred Stock and the 2008 Warrants) that are beneficially owned by the Treasury (or any vehicle on its behalf) and (iii) so long as any shares of Series C Preferred Stock are beneficially owned by the Treasury (or any vehicle on its behalf), any shares of Common Stock directly owned by the Treasury (or any vehicle on its behalf ) as of such date other than (A) the shares of Common Stock referred to in (i) and (ii) above and (B) any shares of Common Stock received upon conversion of the Series C Preferred Stock.
          “Officer” means the Chairman, any Vice President, the Treasurer or the Secretary of the Company.
          “Participating Securities” shall mean (i) any equity security (other than Common Stock) that entitles the holders thereof to participate in liquidations or other distributions with the holders of Common Stock or otherwise participate in the capital of the Company other than through a fixed or floating rate of return on capital loaned or invested, and (ii) any stock appreciation rights, phantom stock rights, or any other profit or other economic participation rights with respect to any of the Company’s capital stock or other equity ownership interest, or any rights or options to acquire any such rights.
          “Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof, or any other entity whatsoever.
          “Preferred Stock” means any and all series of preferred stock of the Company, including the Series C Preferred Stock and Series D Preferred Stock.

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          “Ranking Amendment” means an amendment to the Charter (A) to permit the Board of Directors to issue classes of Preferred Stock that are not of equal rank, such that the Board of Directors or a duly authorized committee thereof may, prior to issuance, in the resolution or resolutions providing for the issue of shares of each particular series, provide whether the shares of such series rank senior or junior to any other class of Preferred Stock as to the right to receive dividends and the right to receive payments out of the assets of the Company upon voluntary or involuntary liquidation, dissolution or winding up of the Company and (B) to cause the Series D Preferred Stock and any other series of Preferred Stock subsequently issued to the United States Department of the Treasury to rank senior to the Series C Preferred Stock and any other subsequently issued series of Preferred Stock that is not issued to the United States Department of the Treasury, so that as a result of these amendments the Series C Preferred Stock and any subsequently issued series of Preferred Stock that ranks pari passu with or junior to the Series C Preferred Stock would not be entitled to vote on the subsequent creation or issuance of any such senior Serial Preferred Stock.
          “Securities Act” means the Securities Act of 1933, as amended from time to time.
          “Series D Preferred Stock” means the Series D Fixed Rate Cumulative Perpetual Preferred Stock of the Company.
          “Threshold Percentage” means a quotient obtained by dividing (x) the Number of Underlying Shares by (y) the sum of the Number of Underlying Shares and the Number of Outstanding Shares and expressed as a percentage.
          “Trading Day” shall mean any day during which the Common Stock or other Conversion Security trades regular way on the New York Stock Exchange or, if the Common Stock or other Conversion Security is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock or other Conversion Security is then listed or, if the Common Stock or other Conversion Security is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock or other Conversion Security is then traded.
          “Treasury” means either the United States Department of the Treasury or the United States Treasury.
          “Trust” means the AIG Credit Facility Trust, a trust established for the benefit of the United States Treasury, or any successor thereto.
(B) The terms “junior stock” and “sinking fund” shall have the respective meanings set forth in subdivision (7) of Article Four of the Charter.

16

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed on its behalf by its Chairman and Chief Executive Officer and attested by its Secretary this 4th day of March, 2009.

AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ Edward M. Liddy
	Name:	Edward M. Liddy
	Title:	Chairman and Chief Executive Officer

ATTEST:
/s/ Kathleen E. Shannon

Name: Kathleen E. Shannon
Title:   Secretary

Signature Page to Certificate of Designations of Series C Perpetual, Convertible,
Participating Preferred Stock of American International Group, Inc.

2

EXHIBIT A
FORM OF SERIES C PERPETUAL, CONVERTIBLE, PARTICIPATING PREFERRED STOCK

Number:	Shares

CUSIP NO.:
Series C Perpetual, Convertible, Participating Preferred Stock
(par value $5.00 per share)
(liquidation preference $5.00 per share)
OF
AMERICAN INTERNATIONAL GROUP, INC.
FACE OF SECURITY
TRANSFERS OF THIS CERTIFICATE OR PORTIONS THEREOF SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

AMERICAN INTERNATIONAL GROUP, INC., a Delaware corporation (the “Company”), hereby certifies that AIG Credit Facility Trust or its registered assigns (the “Holder”) is the registered owner of a number of fully paid and non-assessable shares of preferred stock of the Company designated the Series C Perpetual, Convertible, Participating Preferred Stock, par value $5.00 per share and liquidation preference $5.00 per share (the “Series C Preferred Stock”), specified above. The shares of Series C Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series C Preferred Stock represented hereby are specified in and shall in all respects be subject to the provisions of the Certificate of Designations of the Company dated March 4, 2009, as the same may be amended from time to time in accordance with its terms (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.
Reference is hereby made to select provisions of the Series C Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, the shares of Series C Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, American International Group, Inc. has executed this certificate as of the date set forth below.

AMERICAN INTERNATIONAL GROUP, INC.
By:
Name:
Title:
Dated:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION
This is one of the certificates representing shares of Series C Perpetual, Convertible, Participating Preferred Stock referred to in the within mentioned Certificate of Designations.

WELLS FARGO BANK, N.A., as Transfer Agent
By:
Name:
	Title:	Authorized Signatory
Dated:

REVERSE OF SECURITY
AMERICAN INTERNATIONAL GROUP, INC.
Series C Perpetual, Convertible, Participating Preferred Stock
Dividends on each share of Series C Preferred Stock shall be payable as provided in the Certificate of Designations.
The shares of Series C Preferred Stock shall have the voting rights set forth in the Certificate of Designations.
The shares of Series C Preferred Stock shall not be redeemable or subject to a sinking fund.
The shares of Series C Preferred Stock shall have no maturity.
The shares of Series C Preferred Stock shall be convertible into the Company’s Common Stock in the manner and according to the terms set forth in the Certificate of Designations.
The transfer or exchange of any shares represented by this certificate and the issuance and delivery of shares of Common Stock upon the conversion of all or part of the shares represented by this certificate shall be effected on the books and records of the Company and no certificates representing such shares shall be delivered.
As required under Delaware law, the Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(Insert assignee’s social security or other identifying number)

(Insert address and zip code of assignee)

shares of capital stock represented by the within Certificate and hereby irrevocably constitutes and appoints:

agent to transfer the said stock on the books of the Transfer Agent and Registrar with full power of substitution in the premises.
Date:
Signature:
(Sign exactly as your name appears on the other side of this Series C Preferred Stock Certificate)
Signature Guarantee:                                         1

[1]	Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended from time to time.

NOTICE OF CONVERSION
(To be Executed by the Registered Holder in order to Convert the Series C Preferred Stock)
The undersigned hereby irrevocably elects to convert (the “Conversion”)      shares of Series C Perpetual, Convertible, Participating Preferred Stock (the “Series C Preferred Stock”), represented by stock certificate No(s).       (the “Series C Preferred Stock Certificates”) into shares of common stock (the “Common Stock”), of American International Group, Inc. (the “Company”) according to the conditions of the Certificate of Designations dated March 4, 2009 establishing the terms of the Series C Preferred Stock, as such may be amended from time to time (the “Certificate of Designations”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. [A copy of each Series C Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).]2
The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Series C Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended from time to time (the “Act”), or pursuant to an exemption from registration under the Act.
[The Company is not required to issue shares of Common Stock until the original Series C Preferred Stock Certificate(s) (or evidence of mutilation, loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent.] The Company shall record the issuance of the shares of Common Stock on its books and records by direct registration not later than two business days following receipt of the original Series C Preferred Stock Certificate(s) to be converted or, if the Series C Preferred Stock is not represented by a Series C Preferred Stock Certificate, no later than two business days following receipt of this Notice of Conversion. The holder acknowledges that no certificates shall be issued in respect of the shares of Common Stock or any shares evidenced by Series C Preferred Stock Certificate(s) that are not converted.
Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Ratio:

Number of shares of Series C Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Signature:

Name:

Address:[3]

Fax No.:

[2]	Delete bracketed language if this Notice of Conversion is used with respect to uncertificated shares.

[3]	Address where shares of Common Stock and any other payments or certificates shall be sent by the Company, if applicable.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER FOR SERIES C PREFERRED STOCK
(Transfers pursuant to Section 13 of the Certificate of Designations)
Wells Fargo Bank, N.A., as Transfer Agent
Shareowner Services
161 North Concord Exchange Street
South St. Paul, MN 55075-1139
Attn: Suzanne M. Swits

Re:	American International Group, Inc. Series C Perpetual, Convertible, Participating Preferred Stock (the “Series C Preferred Stock”)
Reference is hereby made to the Certificate of Designations relating to the Series C Preferred Stock dated March 4, 2009, as such may be amended from time to time (the “Certificate of Designations”). Capitalized terms used but not defined herein shall have the respective meanings given them in the Certificate of Designations.
This letter relates to ___shares of the Series C Preferred Stock (the “Securities”) which are held in the form of [a Preferred Share Certificate bearing/uncertificated shares subject to the restrictions set forth in] the Restricted Share(s) Legend (CUSIP NO.) in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Securities.
In connection with such request, and in respect of the Securities, the Transferor does hereby certify that the Securities are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms:
CHECK ONE BOX BELOW:

(1) [ ]	pursuant to an exemption from registration under the Securities Act of 1933, as amended from time to time (the “Securities Act”), provided by Rule 144 thereunder;

(2) [ ]	in accordance with another exemption from the registration requirements of the Securities Act;

(3) [ ]	to the Company or a subsidiary thereof; or

(4) [ ]	pursuant to an effective registration statement under the Securities Act.
Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities in the name of any person other than the registered holder thereof; provided, however, that if box (1) or (2) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.

[Name of Transferor]
By:
Name:
Title:

Dated:

cc:	American International Group, Inc. 70 Pine Street New York, New York 10270 Attn: Secretary

EXHIBIT C
FORM OF COMMON STOCK LEGEND
“THE SECURITIES REFERRED TO HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER SUCH SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.”

EXHIBIT D
FORM OF CERTIFICATE OF TRANSFER FOR COMMON STOCK
(Transfers pursuant to Section 13 of the Certificate of Designations)
Wells Fargo Bank, N.A., as Transfer Agent
Shareowner Services
161 North Concord Exchange Street
South St. Paul, MN 55075-1139
Attn: Suzanne M. Swits

Re:	American International Group, Inc. Series C Perpetual, Convertible, Participating Preferred Stock (the “Series C Preferred Stock”)
Reference is hereby made to the Certificate of Designations relating to the Series C Preferred Stock dated March 4, 2009, as such may be amended from time to time (the “Certificate of Designations”). Capitalized terms used but not defined herein shall have the respective meanings given them in the Certificate of Designations.
This letter relates to                     shares of Common Stock (the “Securities”) that were issued upon conversion of the Series C Preferred Stock and which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Securities.
In connection with such request, and in respect of the Securities, the Transferor does hereby certify that the Securities are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms:
CHECK ONE BOX BELOW:

(1) [ ]	pursuant to an exemption from registration under the Securities Act of 1933, as amended from time to time (the “Securities Act”), provided by Rule 144 thereunder;

(2) [ ]	in accordance with another exemption from the registration requirements of the Securities Act;

(3) [ ]	to the Company or a subsidiary thereof; or

(4) [ ]	pursuant to an effective registration statement under the Securities Act.
Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities in the name of any person other than the registered holder thereof; provided, however, that if box (1) or (2) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.

[Name of Transferor]
By:
Name:
Title:

Dated:

cc:	American International Group, Inc. 70 Pine Street New York, New York 10270 Attn: Secretary

ANNEX II
CERTIFICATE OF DESIGNATIONS
OF
SERIES E FIXED RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK
OF
AMERICAN INTERNATIONAL GROUP, INC.
     American International Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), hereby certifies that the following resolution was adopted by the Board of Directors of the Company (the “Board of Directors”) as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly held on April 17, 2009.
     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation, as amended, the Board of Directors hereby creates a series of serial preferred stock, par value $5.00 per share, of the Company, and hereby states the designation and number of shares, and fixes the voting and other powers, and the relative rights and preferences, and the qualifications, limitations and restrictions thereof, as follows:
Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock:
     Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of serial preferred stock of the Company a series of preferred stock designated as the “Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock” (the “Series E Preferred Stock”). The authorized number of shares of the Series E Preferred Stock shall be 400,000. Such number of shares may be decreased by resolution of the Board of Directors, subject to the terms and conditions hereof; provided that no decrease shall reduce the number of shares of the Series E Preferred Stock to a number less than the number of shares then outstanding.
     Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.
     Part 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:
     (a) “Common Stock” means the common stock, par value $2.50 per share, of the Company.
     (b) “Convertible Preferred Stock” means the Series C Perpetual, Convertible, Participating Preferred Stock of the Company. The Convertible Preferred Stock shall be

Parity Stock; provided that the Convertible Preferred Stock shall be Junior Stock following the effectiveness of an amendment to the Charter to allow the Series E Preferred Stock and any other series of preferred stock of the Company subsequently issued to the United States Department of the Treasury to rank senior to the Convertible Preferred Stock as to dividend rights and/or rights upon the liquidation, dissolution and winding up of the Company (the “Amendment”).
     (c) “Dividend Payment Date” means February 1, May 1, August 1 and November 1 of each year.
     (d) “Junior Stock” means the Common Stock, the Convertible Preferred Stock (following the Amendment) and any class or series of stock of the Company (i) initially issued to any person other than the United States Department of the Treasury or (ii) initially issued to the United States Department of the Treasury and the terms of which expressly provide that it ranks junior to the Series E Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company.
     (e) “Liquidation Amount” means $104,011.44 per share of the Series E Preferred Stock.
     (f) “Parity Stock” means the Convertible Preferred Stock (before the Amendment) and any class or series of stock of the Company (other than the Series E Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to the Series E Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).
     (g) “Signing Date” means April 17, 2009.
     Part 4. Certain Voting Matters. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of the Series E Preferred Stock and any Voting Parity Stock has been cast or given on any matter on which the holders of shares of the Series E Preferred Stock and any Voting Parity Stock are entitled to vote or consent together as a class shall be determined by the Company by reference to the specified liquidation amount of the shares of the Series E Preferred Stock voted or with respect to which a consent has been received as if the Company were liquidated on the record date for such vote or consent, if any, or, in the absence of a record date, on the date for such vote or consent. For purposes of determining the voting rights of the holders of the Series E Preferred Stock under Section 7 of the Standard Provisions forming part of this Certificate of Designations, each holder will be entitled to one vote for each $10,000 of liquidation preference to which such holder’s shares are entitled.
[Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed on its behalf by its Vice Chairman and attested by its Secretary this 17th day of April, 2009.

AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ Anastasia D. Kelly
	Name:	Anastasia D. Kelly
	Title:	Vice Chairman

ATTEST:
/s/ Kathleen E. Shannon

Name: Kathleen E. Shannon
Title: Secretary

ANNEX A
STANDARD PROVISIONS
     Section 1. General Matters. Each share of the Series E Preferred Stock shall be identical in all respects to every other share of the Series E Preferred Stock. The Series E Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Series E Preferred Stock (a) shall rank senior to the Junior Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the Company upon voluntary or involuntary liquidation, dissolution or winding up of the Company and (b) shall be of equal rank with Parity Stock as to the right to receive dividends and the right to receive payments out of the assets of the Company upon voluntary or involuntary liquidation, dissolution or winding up of the Company.
     Section 2. Standard Definitions. As used herein with respect to the Series E Preferred Stock:
     (a) “Applicable Dividend Rate” means 10% per annum.
     (b) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.
     (c) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.
     (d) “Bylaws” means the bylaws of the Company, as they may be amended from time to time.
     (e) “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Series E Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.
     (f) “Charter” means the Company’s Restated Certificate of Incorporation, as amended.
     (g) “Dividend Period” has the meaning set forth in Section 3(a).
     (h) “Dividend Record Date” has the meaning set forth in Section 3(a).
     (i) “Original Issue Date” means the date on which shares of the Series E Preferred Stock are first issued.
     (j) “Preferred Director” has the meaning set forth in Section 7(b).
     (k) “Preferred Stock” means any and all series of serial preferred stock of the Company, including the Series E Preferred Stock.

A-1

     (l) “Series D Preferred Stock” means the Series D Fixed Rate Cumulative Perpetual Preferred Stock of the Company.
     (m) “Share Dilution Amount” has the meaning set forth in Section 3(b).
     (n) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Series E Preferred Stock.
     (o) “Transfer Agent” has the meaning set forth in Section 13.
     (p) “Trust” means the AIG Credit Facility Trust.
     (q) “UST” means the United States Department of the Treasury.
     (r) “Voting Parity Stock” means, with regard to any matter as to which the holders of the Series E Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.
     Section 3. Dividends.
     (a) Rate. Holders of the Series E Preferred Stock shall be entitled to receive, on each share of the Series E Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, non-cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on the Liquidation Amount per share of the Series E Preferred Stock. Such dividends shall be payable quarterly in arrears, but only if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends shall be payable nor shall interest accrue on the amount payable as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”; provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.
     Dividends that are payable on Series E Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Series E Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.
     Dividends that are payable on Series E Preferred Stock on any Dividend Payment Date will be payable to holders of record of the Series E Preferred Stock as they appear on the stock

A-2

register of the Company on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.
     Dividends on the Series E Preferred Stock shall not be cumulative. Holders of Series E Preferred Stock shall not be entitled to receive any dividends not declared by the Board of Directors or any duly authorized committee of the Board of Directors, and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared. If the Board of Directors does not declare a dividend on the Series E Preferred Stock to be payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Company will have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series E Preferred Stock are declared for any future Dividend Period. Holders of the Series E Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series E Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).
     (b) Priority of Dividends. So long as any share of the Series E Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries unless dividends for the latest completed Dividend Period on all outstanding shares of the Series E Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of the Series E Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) a dividend payable on any Junior Stock in shares of any other Junior Stock, or to the acquisition of shares of any Junior Stock in exchange for, or through application of the proceeds of the sale of, shares of any other Junior Stock; (ii) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (iii) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (iv) the acquisition by the Company or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Company or any of its subsidiaries), including as trustees or custodians; (v) the conversion of the Convertible Preferred Stock into Common Stock; (vi) the exchange or conversion of Junior Stock (other than the Convertible Preferred Stock) for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or

A-3

Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock; and (vii) any purchase, redemption or other acquisition with the written consent of the UST. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Company’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.
     When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full on shares of the Series E Preferred Stock and any shares of Parity Stock, all dividends declared on the Series E Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all declared but unpaid dividends per share on the shares of the Series E Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Company will provide written notice to the holders of the Series E Preferred Stock prior to such Dividend Payment Date.
     Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of the Series E Preferred Stock shall not be entitled to participate in any such dividends.
     Section 4. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Series E Preferred Stock and any shares of Preferred Stock ranking on a parity therewith as to liquidation shall be entitled to be paid in full the respective amounts of the liquidation preferences thereof, which in the case of the Series E Preferred Stock shall be $104,011.44 per share, plus an amount equal to all dividends, if any, that have been declared but not paid prior to such distribution or

A-4

payment date (but without any accumulation in respect of dividends that have not been declared prior to such distribution or payment date). If such payment shall have been made in full to the holders of the Series E Preferred Stock and any series of Preferred Stock ranking on a parity therewith as to liquidation, the remaining assets and funds of the Company shall be distributed among the holders of Junior Stock, according to their respective rights and preferences and in each case according to their respective shares. If, upon any liquidation, dissolution or winding up of the affairs of the Company, the amounts so payable are not paid in full to the holders of all outstanding shares of the Series E Preferred Stock and any series of Preferred Stock ranking on a parity therewith as to liquidation, the holders of the Series E Preferred Stock and any series of Preferred Stock ranking on a parity therewith as to liquidation shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Company, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the Company within the meaning of the foregoing provisions of this Section 4.
     Section 5. Redemption.
     (a) Optional Redemption. Except as provided in this Section 5(a), the Series E Preferred Stock shall not be redeemable. At any time that (i) the Trust (or any successor entity established for the sole benefit of the United States Treasury) “beneficially owns” less than 30% of the aggregate voting power of the Company’s voting securities and (ii) no holder of the Series E Preferred Stock controls the Company, the Company may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of the Series E Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, the Series E Preferred Stock in whole or in part at a redemption price per share equal to 100% of its Liquidation Amount, plus, for purposes of the redemption price only and except as set forth in the last sentence of the next paragraph, an amount equal to all declared but unpaid dividends for the then current Dividend Period to such redemption date (regardless of whether any dividends are actually declared for that Dividend Period). “Control” for purposes of this Section 5(a) means the power to direct the management and policies of the Company, directly or indirectly, whether through the ownership of voting securities, by contract, by the power to control the Board of Directors or otherwise. “Beneficially owns” for purposes of this Section 5(a) is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended to the Signing Date. For the avoidance of doubt, while there is Board of Directors control (or the potential to gain Board of Directors control as a result of existing contractual rights) by any holder of the Series E Preferred Stock, the Company may not redeem any of the Series E Preferred Stock.
     The redemption price for any shares of the Series E Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Company or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

A-5

     (b) No Sinking Fund. The Series E Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of the Series E Preferred Stock will have no right to require redemption or repurchase of any shares of the Series E Preferred Stock.
     (c) Notice of Redemption. Notice of every redemption of shares of the Series E Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Company. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this subsection (c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series E Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series E Preferred Stock. Notwithstanding the foregoing, if shares of the Series E Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of the Series E Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of the Series E Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price, but failure duly to give such notice to any holder of shares of the Series E Preferred Stock designated for redemption or any defect in such notice shall not affect the validity of the proceedings for the redemption of any other shares of the Series E Preferred Stock.
     (d) Partial Redemption. In case of any redemption of part of the shares of the Series E Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of the Series E Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, at the election of each holder, either (i) a new certificate shall be issued representing the unredeemed shares without charge to such holder thereof or (ii) upon surrender of a certificate representing any unredeemed shares of Series E Preferred Stock, the Company shall deliver or cause to be delivered to such holder a notice that shares of Series E Preferred Stock equal in number to the unredeemed shares of Series E Preferred Stock represented by the certificate so surrendered have been registered on the books and records of the Company.
     (e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Company, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then,

A-6

notwithstanding that any certificate (if the shares of Series E Preferred Stock are not in book-entry form) for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Company, after which time the holders of the shares so called for redemption shall look only to the Company for payment of the redemption price of such shares.
     (f) Status of Redeemed Shares. Shares of the Series E Preferred Stock that are redeemed, repurchased or otherwise acquired by the Company shall revert to authorized but unissued shares of the Series E Preferred Stock (provided that any such cancelled shares of the Series E Preferred Stock may be reissued only as shares of any series of the Preferred Stock other than the Series E Preferred Stock).
     Section 6. Conversion. Holders of the Series E Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.
     Section 7. Voting Rights.
     (a) General. The holders of the Series E Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.
     (b) Series E Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of the Series E Preferred Stock have not been paid for an aggregate of four quarterly Dividend Periods or more, whether or not consecutive (including for this purpose the period during which the Series D Preferred Stock was outstanding), the authorized number of directors of the Company shall automatically be increased to accommodate the number of the Preferred Directors specified below and the holders of the Series E Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect the greater of two directors and a number of directors (rounded upward) equal to 20% of the total number of directors of the Company after giving effect to such election (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Company’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until dividends payable on all outstanding shares of the Series E Preferred Stock have been declared and paid in full for four consecutive quarterly Dividend Periods, at which time such right shall terminate with respect to the Series E Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent payment failure of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Company to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Company may then be listed or traded that listed or traded companies must have a majority of

A-7

independent directors. Upon any termination of the right of the holders of shares of the Series E Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of the Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders of a majority of the shares of the Series E Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.
     (c) Class Voting Rights as to Particular Matters. So long as any shares of the Series E Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of the Series E Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
     (i) Authorization of Senior or Pari Passu Stock. Any amendment or alteration of the Certificate of Designations for the Series E Preferred Stock or the Charter (including any amendment to the Charter effectuated by a Certificate of Designations) to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Company ranking senior to or pari passu with the Series E Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company (the “Senior or Pari Passu Securities”); provided, however, that the voting rights provided in this Section 7(c)(i) shall not apply to any amendment or alteration of the Charter (including any amendment to the Charter effectuated by a Certificate of Designations) to authorize or create or increase the authorized amount of, or any issuance of, any Senior or Pari Passu Securities initially issued to the UST;
     (ii) Amendment of the Series E Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Series E Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Series E Preferred Stock; or
     (iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series E Preferred Stock, or of a merger or consolidation of the Company with or into another corporation or other entity, unless in each case (x) the shares of the Series E Preferred Stock remain outstanding and are not amended in any respect or, in the case of any such

A-8

merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series E Preferred Stock immediately prior to such consummation, taken as a whole;
provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of the Series E Preferred Stock necessary to satisfy preemptive or similar rights granted by the Company to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of the Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of the Preferred Stock, ranking pari passu with (if such securities are issued to the UST) or junior to the Series E Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Series E Preferred Stock.
     (d) Changes after Provision for Redemption. No vote or consent of the holders of the Series E Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Series E Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.
     (e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of the Series E Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Series E Preferred Stock is listed or traded at the time.
     Section 8. Record Holders. To the fullest extent permitted by applicable law, the Company and the Transfer Agent may deem and treat the record holder of any share of the Series E Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.
     Section 9. Notices. All notices or communications in respect of the Series E Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail,

A-9

postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of the Series E Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of the Series E Preferred Stock in any manner permitted by such facility.
     Section 10. No Preemptive Rights. No holder of the Series E Preferred Stock shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.
     Section 11. Replacement Certificates. The Company shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Company. The Company shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Company of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Company.
     Section 12. Form.
     (a) The Series E Preferred Stock shall be initially issued in the form of one or more certificates in definitive, fully registered form with, until such time as otherwise determined by the Company, the restricted shares legend (the “Restricted Shares Legend”), as set forth on the form of the Series E Preferred Stock attached hereto as Exhibit A (each, a “Series E Preferred Share Certificate”), which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series E Preferred Share Certificate may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).
     (b) An Officer shall sign the Series E Preferred Share Certificate for the Company, in accordance with the Company’s Bylaws and applicable law, by manual or facsimile signature. “Officer” means the Chairman, any Vice President, the Treasurer or the Secretary of the Company.
     (c) If an Officer whose signature is on a Series E Preferred Share Certificate no longer holds that office at the time of the issuance of such Series E Preferred Share Certificate, such Series E Preferred Share Certificate shall be valid nevertheless.
     (d) A Series E Preferred Share Certificate shall not be valid or obligatory until an authorized signatory of the Transfer Agent manually countersigns the Series E Preferred Share Certificate. The signature shall be conclusive evidence that such Series E Preferred Share Certificate has been authenticated under this Certificate of Designations. Each Series E Preferred Share Certificate shall be dated the date of its authentication.

A-10

     Other than upon original issuance, all transfers and exchanges of the Series E Preferred Stock shall be made by direct registration on the books and records of the Company.
     Section 13. Transfer Agent And Registrar. The duly appointed Transfer Agent and Registrar for the Series E Preferred Stock shall be Wells Fargo Bank, N.A. (the “Transfer Agent”). The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal; provided further that such successor transfer agent shall be the Transfer Agent for purposes of this Certificate of Designations.
     Section 14. Other Rights. The shares of the Series E Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

A-11

EXHIBIT A

FORM OF SERIES E FIXED RATE NON-CUMULATIVE
PERPETUAL PREFERRED STOCK
($[●] LIQUIDATION PREFERENCE)

NUMBER [ ]	SHARES [ ]

CUSIP [ ]
AMERICAN INTERNATIONAL GROUP, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
THIS CERTIFICATE IS TRANSFERABLE
IN THE CITY OF SOUTH ST. PAUL, MINNESOTA
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

Exh A-1

     This is to certify that the UNITED STATES DEPARTMENT OF THE TREASURY is the owner of FOUR HUNDRED THOUSAND (400,000) fully paid and non-assessable shares of Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock, $5.00 par value, liquidation preference $104,011.44 per share (the “Stock”), of the American International Group, Inc. (the “Company”), transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
     This certificate is not valid or obligatory for any purpose unless countersigned and registered by the Transfer Agent and Registrar.
     Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.
Dated: April 17, 2009

Name:	Name:
Title:	Title:

Countersigned and Registered
,
as Transfer Agent and Registrar

	By:	Authorized Signature

Exh A-2

AMERICAN INTERNATIONAL GROUP, INC.
     AMERICAN INTERNATIONAL GROUP, INC. (the “Company”) will furnish, without charge to each stockholder who so requests, a copy of the certificate of designations establishing the powers, preferences and relative, participating, optional or other special rights of each class of stock of the Company or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights applicable to each class of stock of the Company or series thereof. Such information may be obtained by a request in writing to the Secretary of the Company at its principal place of business.
     This certificate and the share or shares represented hereby are issued and shall be held subject to all of the provisions of the Company’s Restated Certificate of Incorporation, as amended, and the Certificate of Designations of the Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock (Liquidation Preference $104,011.44 per share) (copies of which are on file with the Transfer Agent), to all of which the holder, by acceptance hereof, assents.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT-		Custodian
TEN ENT -	as tenants by the entireties		(Minor)		(Cust)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.

     For value received,                      hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

shares
of the capital stock represented by the within certificate, and do(es) hereby irrevocably constitute and appoint                     , Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Exh A-3

Dated

Signature

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Exh A-4

ANNEX III
CERTIFICATE OF DESIGNATIONS
OF
SERIES F FIXED RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK
OF
AMERICAN INTERNATIONAL GROUP, INC.
     American International Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), hereby certifies that the following resolution was adopted by the Board of Directors of the Company (the “Board of Directors”) as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly held on April 17, 2009.
     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation, as amended, the Board of Directors hereby creates a series of serial preferred stock, par value $5.00 per share, of the Company, and hereby states the designation and number of shares, and fixes the voting and other powers, and the relative rights and preferences, and the qualifications, limitations and restrictions thereof, as follows:
Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock:
     Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of serial preferred stock of the Company a series of preferred stock designated as the “Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock” (the “Series F Preferred Stock”). The authorized number of shares of the Series F Preferred Stock shall be 300,000. Such number of shares may be decreased by resolution of the Board of Directors, subject to the terms and conditions hereof; provided that no decrease shall reduce the number of shares of the Series F Preferred Stock to a number less than the number of shares then outstanding.
     Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.
     Part 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:
     (a) “Common Stock” means the common stock, par value $2.50 per share, of the Company.
     (b) “Convertible Preferred Stock” means the Series C Perpetual, Convertible, Participating Preferred Stock of the Company. The Convertible Preferred Stock shall be Parity

1

Stock; provided that the Convertible Preferred Stock shall be Junior Stock following the effectiveness of an amendment to the Charter to allow the Series F Preferred Stock and any other series of preferred stock of the Company issued to the United States Department of the Treasury to rank senior to the Convertible Preferred Stock as to dividend rights and/or rights upon the liquidation, dissolution and winding up of the Company (the “Amendment”).
     (c) “Dividend Payment Date” means February 1, May 1, August 1 and November 1 of each year.
     (d) “Junior Stock” means the Common Stock, the Convertible Preferred Stock (following the Amendment) and any class or series of stock of the Company (i) initially issued to any person other than the United States Department of the Treasury or (ii) initially issued to the United States Department of the Treasury and the terms of which expressly provide that it ranks junior to the Series F Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company.
     (e) “Liquidation Amount” shall initially mean $0 per share of the Series F Preferred Stock outstanding on April 17, 2009 and shall be increased each time a Drawdown Amount (as defined in the Series F Preferred Stock Purchase Agreement) is paid to the Company by an amount per share equal to the Drawdown Amount so paid to the Company divided by the number of shares of Series F Preferred Stock outstanding at the time of such payment, and such increase per share shall be duly reflected in the Schedule of Increases of the Series F Preferred Stock Liquidation Preference attached to the Series F Preferred Share Certificate (as defined in the Standard Provisions in Annex A attached hereto).
     (f) “Parity Stock” means the Convertible Preferred Stock (before the Amendment), the Series E Preferred Stock and any class or series of stock of the Company (other than the Series F Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to the Series F Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).
     (g) “Series E Preferred Stock” means the Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock of the Company.
     (h) “Signing Date” means April 17, 2009.
     Part. 4. Certain Voting Matters. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of the Series F Preferred Stock and any Voting Parity Stock has been cast or given on any matter on which the holders of shares of the Series F Preferred Stock and any Voting Parity Stock are entitled to vote or consent together as a class shall be determined by the Company by reference to the specified liquidation amount of the shares of the Series F Preferred Stock voted or with respect to which a consent has been received as if the Company were liquidated on the record date for such vote or consent, if any, or, in the absence of a record date, on the date for such vote or consent. For purposes of determining the voting rights of the holders of the Series F Preferred Stock under Section 7 of the Standard Provisions forming part of this Certificate of Designations, each holder will be entitled to one

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vote for each $10,000 of liquidation preference to which such holder’s shares are entitled; provided that notwithstanding the foregoing in no event shall a holder be entitled to less than one vote per share of Series F Preferred Stock issued to such holder.
[Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed on its behalf by its Vice Chairman and attested by its Secretary this 17th day of April, 2009.

AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ Anastasia D. Kelly
	Name:	Anastasia D. Kelly
	Title:	Vice Chairman

ATTEST:
/s/ Kathleen E. Shannon

Name: Kathleen E. Shannon
Title: Secretary

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ANNEX A
STANDARD PROVISIONS
     Section 1. General Matters. Each share of the Series F Preferred Stock shall be identical in all respects to every other share of the Series F Preferred Stock. The Series F Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Series F Preferred Stock (a) shall rank senior to the Junior Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the Company upon voluntary or involuntary liquidation, dissolution or winding up of the Company and (b) shall be of equal rank with Parity Stock as to the right to receive dividends and the right to receive payments out of the assets of the Company upon voluntary or involuntary liquidation, dissolution or winding up of the Company.
     Section 2. Standard Definitions. As used herein with respect to the Series F Preferred Stock:
     (a) “Applicable Dividend Rate” means 10% per annum.
     (b) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.
     (c) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.
     (d) “Bylaws” means the bylaws of the Company, as they may be amended from time to time.
     (e) “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Series F Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.
     (f) “Charter” means the Company’s Restated Certificate of Incorporation, as amended.
     (g) “Dividend Period” has the meaning set forth in Section 3(a).
     (h) “Dividend Record Date” has the meaning set forth in Section 3(a).
     (i) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     (j) “Original Issue Date” means the date on which shares of the Series F Preferred Stock are first issued.
     (k) “Preferred Director” has the meaning set forth in Section 7(b).

     (l) “Preferred Stock” means any and all series of serial preferred stock of the Company, including the Series F Preferred Stock.
     (m) “Series D Preferred Stock” means the Series D Fixed Rate Cumulative Perpetual Preferred Stock of the Company.
     (n) “Series F Preferred Stock Purchase Agreement” means the Securities Purchase Agreement, dated April 17, 2009, between the Company and the UST, as it may be amended or modified from time to time.
     (o) “Share Dilution Amount” has the meaning set forth in Section 3(b).
     (p) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Series F Preferred Stock.
     (q) “Termination Date” has the meaning set forth in the Series F Preferred Stock Purchase Agreement.
     (r) “Transfer Agent” has the meaning set forth in Section 13.
     (s) “Trust” means the AIG Credit Facility Trust.
     (t) “UST” means the United States Department of the Treasury.
     (u) “Voting Parity Stock” means, with regard to any matter as to which the holders of the Series F Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.
     Section 3. Dividends.
     (a) Rate. Holders of the Series F Preferred Stock shall be entitled to receive, on each share of the Series F Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, non-cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on the applicable Liquidation Amount per share of the Series F Preferred Stock. Such dividends shall be payable quarterly in arrears, but only if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends shall be payable nor shall interest accrue on the amount payable as a result of that postponement. The period from and including any Dividend Record Date to, but excluding, the next Dividend Record Date is a “Dividend Period” (it being understood that the Dividend Period will commence on the immediately preceding Dividend Record Date relating to the immediately preceding Dividend Payment Date or, if no dividend has been paid for the prior

Dividend Period, the 15th calendar day immediately prior to the immediately preceding Dividend Payment Date); provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Record Date.
     Dividends that are payable on Series F Preferred Stock in respect of any Dividend Period shall be computed on a daily basis on the Liquidation Amount that is in effect on such day on the basis of a 360-day year consisting of twelve 30-day months, at a rate per annum equal to the Applicable Dividend Rate.
     Dividends that are payable on Series F Preferred Stock on any Dividend Payment Date will be payable to holders of record of the Series F Preferred Stock as they appear on the stock register of the Company on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.
     Dividends on the Series F Preferred Stock shall not be cumulative. Holders of Series F Preferred Stock shall not be entitled to receive any dividends not declared by the Board of Directors or any duly authorized committee of the Board of Directors, and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared. If the Board of Directors does not declare a dividend on the Series F Preferred Stock to be payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Company will have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series F Preferred Stock are declared for any future Dividend Period. Holders of the Series F Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series F Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).
     (b) Priority of Dividends. So long as any share of the Series F Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries unless dividends for the latest completed Dividend Period on all outstanding shares of the Series F Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of the Series F Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) a dividend payable on any Junior Stock in shares of any other Junior Stock, or to the acquisition of shares of any Junior Stock in exchange for, or through application of the proceeds of the sale of, shares of any other Junior Stock; (ii) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (iii) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (iv) the acquisition by the Company or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Company or any of its subsidiaries), including as trustees or custodians; (v) the conversion of the Convertible Preferred Stock into Common Stock; (vi) the exchange or conversion of Junior Stock (other than the Convertible Preferred Stock) for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock; and (vii) any purchase, redemption or other acquisition with the written consent of the UST. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Company’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.
     When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full on shares of the Series F Preferred Stock and any shares of Parity Stock, all dividends declared on the Series F Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all declared but unpaid dividends per share on the shares of the Series F Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Company will provide written notice to the holders of the Series F Preferred Stock prior to such Dividend Payment Date.
     Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of the Series F Preferred Stock shall not be entitled to participate in any such dividends.
     Section 4. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Series F Preferred Stock and any shares of Preferred Stock ranking on a parity therewith as to liquidation shall be entitled to be paid in full the respective amounts of the liquidation preferences thereof, which in the case of the Series F Preferred Stock shall be the Liquidation Amount, plus an amount equal to all dividends, if any, that have been declared but not paid prior to such distribution or payment date (but without any accumulation in respect of dividends that have not been declared prior to such distribution or payment date). If such payment shall have been made in full to the holders of the Series F Preferred Stock and any series of Preferred Stock ranking on a parity therewith as to liquidation, the remaining assets and funds of the Company shall be distributed among the holders of Junior Stock, according to their respective rights and preferences and in each case according to their respective shares. If, upon any liquidation, dissolution or winding up of the affairs of the Company, the amounts so payable are not paid in full to the holders of all outstanding shares of the Series F Preferred Stock and any series of Preferred Stock ranking on a parity therewith as to liquidation, the holders of the Series F Preferred Stock and any series of Preferred Stock ranking on a parity therewith as to liquidation shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Company, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the Company within the meaning of the foregoing provisions of this Section 4.
     Section 5. Redemption.
     (a) Optional Redemption. Except as provided in this Section 5(a), the Series F Preferred Stock shall not be redeemable. At any time that (i) the Trust (or any successor entity established for the sole benefit of the United States Treasury) “beneficially owns” less than 30% of the aggregate voting power of the Company’s voting securities and (ii) no holder of the Series F Preferred Stock controls the Company, the Company may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of the Series F Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, the Series F Preferred Stock in whole or in part at a redemption price per share equal to 100% of its Liquidation Amount, plus, for purposes of the redemption price only and except as set forth in the last sentence of the next paragraph, an amount equal to all declared but unpaid dividends for the then current Dividend Period to such redemption date (regardless of whether any dividends are actually declared for that Dividend Period). “Control” for purposes of this Section 5(a) means the power to direct the management and policies of the Company, directly or indirectly, whether through the ownership of voting securities, by contract, by the power to control the Board of Directors or otherwise. “Beneficially owns” for purposes of this Section 5(a) is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended to the Signing Date. For the avoidance of doubt, while there is Board of Directors control (or the potential to gain Board of Directors control as a result of existing contractual rights) by any holder of the Series F Preferred Stock, the Company may not redeem any of the Series F Preferred Stock.

     The redemption price for any shares of the Series F Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Company or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.
     (b) No Sinking Fund. The Series F Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of the Series F Preferred Stock will have no right to require redemption or repurchase of any shares of the Series F Preferred Stock.
     (c) Notice of Redemption. Notice of every redemption of shares of the Series F Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Company. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this subsection (c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series F Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series F Preferred Stock. Notwithstanding the foregoing, if shares of the Series F Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of the Series F Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of the Series F Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price, but failure duly to give such notice to any holder of shares of the Series F Preferred Stock designated for redemption or any defect in such notice shall not affect the validity of the proceedings for the redemption of any other shares of the Series F Preferred Stock.
     (d) Partial Redemption. In case of any redemption of part of the shares of the Series F Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of the Series F Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed at any time, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof; provided that at any time after the Termination Date, each holder may elect, upon surrender of a certificate representing any unredeemed shares of Series F Preferred Stock, to have the Company deliver or cause to be delivered to such holder a notice that shares of Series F Preferred Stock equal in number to the unredeemed shares of Series F Preferred Stock represented by the certificate so surrendered have been registered on the books and records of the Company.
     (e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Company, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate (if the shares of Series F Preferred Stock are not in book-entry form) for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Company, after which time the holders of the shares so called for redemption shall look only to the Company for payment of the redemption price of such shares.
     (f) Status of Redeemed Shares. Shares of the Series F Preferred Stock that are redeemed, repurchased or otherwise acquired by the Company shall revert to authorized but unissued shares of the Series F Preferred Stock (provided that any such cancelled shares of the Series F Preferred Stock may be reissued only as shares of any series of the Preferred Stock other than the Series F Preferred Stock).
     Section 6. Conversion. Holders of the Series F Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.
     Section 7. Voting Rights.
     (a) General. The holders of the Series F Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.
     (b) Series F Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of the Series F Preferred Stock have not been paid for an aggregate of four quarterly Dividend Periods or more, whether or not consecutive (including for this purpose the period during which the Series D Preferred Stock was outstanding), the authorized number of directors of the Company shall automatically be increased to accommodate the number of the Preferred Directors specified below and the holders of the Series F Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect the greater of two directors and a number of directors (rounded upward) equal to 20% of the total number of directors of the Company after giving effect to such election (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Company’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until dividends payable on all outstanding shares of the Series F Preferred Stock have been declared and paid in full for four consecutive quarterly Dividend Periods, at which time such right shall terminate with respect to the Series F Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent payment failure of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Company to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Company may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of the Series F Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of the Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders of a majority of the shares of the Series F Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.
     (c) Class Voting Rights as to Particular Matters. So long as any shares of the Series F Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of the Series F Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
     (i) Authorization of Senior or Pari Passu Stock . Any amendment or alteration of the Certificate of Designations for the Series F Preferred Stock or the Charter (including any amendment to the Charter effectuated by a Certificate of Designations) to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Company ranking senior to or pari passu with the Series F Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company (the “Senior or Pari Passu Securities”); provided, however, that the voting rights provided in this Section 7(c)(i) shall not apply to any amendment or alteration of the Charter (including any amendment to the Charter effectuated by a Certificate of Designations) to authorize or create or increase the authorized amount of, or any issuance of, any Senior or Pari Passu Securities initially issued to the UST;
     (ii) Amendment of the Series F Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Series F Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Series F Preferred Stock; or
     (iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series F Preferred Stock, or of a merger or consolidation of the Company with or into another corporation or other entity, unless in each case (x) the shares of the Series F Preferred Stock remain outstanding and are not amended in any respect or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series F Preferred Stock immediately prior to such consummation, taken as a whole;
provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of the Series F Preferred Stock necessary to satisfy preemptive or similar rights granted by the Company to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of the Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of the Preferred Stock, ranking pari passu with (if such securities are issued to the UST) or junior to the Series F Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Series F Preferred Stock.
     (d) Changes after Provision for Redemption. No vote or consent of the holders of the Series F Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Series F Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.
     (e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of the Series F Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Series F Preferred Stock is listed or traded at the time.

     Section 8. Record Holders. To the fullest extent permitted by applicable law, the Company and the Transfer Agent may deem and treat the record holder of any share of the Series F Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.
     Section 9. Notices. All notices or communications in respect of the Series F Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of the Series F Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of the Series F Preferred Stock in any manner permitted by such facility.
     Section 10. No Preemptive Rights. No holder of the Series F Preferred Stock shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.
     Section 11. Replacement Certificates. The Company shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Company. The Company shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Company of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Company.
     Section 12. Form.
     (a) The Series F Preferred Stock shall be initially issued in the form of one or more certificates in definitive, fully registered form with, until such time as otherwise determined by the Company, the restricted shares legend (the “Restricted Shares Legend”), as set forth on the form of the Series F Preferred Stock attached hereto as Exhibit A (each, a “Series F Preferred Share Certificate”), which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series F Preferred Share Certificate may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).
     (b) An Officer shall sign the Series F Preferred Share Certificate for the Company, in accordance with the Company’s Bylaws and applicable law, by manual or facsimile signature. “Officer” means the Chairman, any Vice President, the Treasurer or the Secretary of the Company.
     (c) If an Officer whose signature is on a Series F Preferred Share Certificate no longer holds that office at the time of the issuance of such Series F Preferred Share Certificate, such Series F Preferred Share Certificate shall be valid nevertheless.

     (d) A Series F Preferred Share Certificate shall not be valid or obligatory until an authorized signatory of the Transfer Agent manually countersigns the Series F Preferred Share Certificate. The signature shall be conclusive evidence that such Series F Preferred Share Certificate has been authenticated under this Certificate of Designations. Each Series F Preferred Share Certificate shall be dated the date of its authentication.
     Other than upon original issuance, all transfers and exchanges of the Series F Preferred Stock shall be made by direct registration on the books and records of the Company.
     Section 13. Transfer Agent And Registrar. The duly appointed Transfer Agent and Registrar for the Series F Preferred Stock shall be Wells Fargo Bank, N.A. (the “Transfer Agent”). The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal; provided further that such successor transfer agent shall be the Transfer Agent for purposes of this Certificate of Designations and the Series F Preferred Stock Purchase Agreement.
     Section 14. Other Rights. The shares of the Series F Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

EXHIBIT A

FORM OF SERIES F FIXED RATE NON-CUMULATIVE
PERPETUAL PREFERRED STOCK
($0 INITIAL LIQUIDATION PREFERENCE)

NUMBER	SHARES
[ ]	[ ]

CUSIP [ ]
AMERICAN INTERNATIONAL GROUP, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
THIS CERTIFICATE IS TRANSFERABLE
IN THE CITY OF SOUTH ST. PAUL, MINNESOTA
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF (A) AT ANY TIME ON OR PRIOR TO THE TERMINATION DATE AND (B) AT ANY TIME AFTER THE TERMINATION DATE EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

     This is to certify that the UNITED STATES DEPARTMENT OF THE TREASURY is the owner of THREE HUNDRED THOUSAND (300,000) fully paid and non-assessable shares of Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock, $5.00 par value, initial liquidation preference $0 per share (the “Stock”), of the American International Group, Inc. (the “Company”), transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations for the Stock dated April 17, 2009.
     This certificate is not valid or obligatory for any purpose unless countersigned and registered by the Transfer Agent and Registrar.
     Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.
Dated: April 17, 2009

Name:	Name:
Title:	Title:

Countersigned and Registered
,
as Transfer Agent and Registrar

	By:	Authorized Signature

AMERICAN INTERNATIONAL GROUP, INC.
     AMERICAN INTERNATIONAL GROUP, INC. (the “Company”) will furnish, without charge to each stockholder who so requests, a copy of the certificate of designations establishing the powers, preferences and relative, participating, optional or other special rights of each class of stock of the Company or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights applicable to each class of stock of the Company or series thereof. Such information may be obtained by a request in writing to the Secretary of the Company at its principal place of business.
     This certificate and the share or shares represented hereby are issued and shall be held subject to all of the provisions of the Company’s Restated Certificate of Incorporation, as amended, and the Certificate of Designations of the Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock (Initial Liquidation Preference $0 per share) (copies of which are on file with the Transfer Agent), to all of which the holder, by acceptance hereof, assents.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT-		Custodian
TEN ENT -	as tenants by the entireties		(Minor)		(Cust)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.

     For value received,                      hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

shares
of the capital stock represented by the within certificate, and do(es) hereby irrevocably constitute and appoint                     , Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated

Signature

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

SCHEDULE OF INCREASES
OF THE SERIES F PREFERRED STOCK LIQUIDATION PREFERENCE
     The following increases to the liquidation preference of the Series F Preferred Stock have been made:

Date of increase	Amount of increase in	Aggregate liquidation	Liquidation	Signature of
	liquidation preference	preference following	preference per share	authorized signatory
such increase